UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 28, 2009

Golden West Brewing Company, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	_000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

945 West 2nd Street Chico, California  95928
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (530) 894-7906

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBGLIATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        On April 28, 2009, Butte Creek Brands, LLC, a Delaware limited liability company “Butte Creek”) a wholly-owned subsidiary of Golden West Brewing Company, a California corporation, (“GWBCA”), itself  a wholly-owned subsidiary of Golden West Brewing Company, Inc., a Delaware corporation (the “Company”) entered into two loans, each evidenced by a Promissory Note (the “Notes”) pursuant to which Butte Creek borrowed from each of Clifford L. Neuman and John C. Power the principal amount of $24,000.  The Notes are due and payable July 31, 2009.  Each Note is secured by a Security Agreement covering GWBCA’s accounts receivable and the filing of a Uniform Commercial Code financing statement.  The Note in favor of Mr. Neuman is further secured by a personal guaranty of John C. Power.

       Additionally, on April 28, 2009, Butte Creek executed an Agreement with GWBCA pursuant to which Butte Creek will extend advances as a factor to GWBCA and GWBCA will assign to Butte Creek, as collateral for repayment of the advances, all accounts receivable of GWBCA.  Repayment of the advances is secured by a Promissory Note dated April 28, 2009 in the original principal amount of $48,000 and Security Agreement covering Butte Creek’s accounts receivable and the filing of a Uniform Commercial Code financing statement.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

99.1	Promissory Note dated April 28, 2009 in favor of Clifford Neuman
99.2	Security Agreement dated April 28, 2009 in favor of Clifford Neuman
99.3	Guaranty of John C. Power dated April 28, 2009 in favor of Clifford Neuman
99.4	Promissory Note dated April 28, 2009 in favor of John C. Power
99.5	Security Agreement dated April 28, 2009 in favor of John C. Power
99.6	Promissory Note dated April 28, 2009 in favor of Butte Creek Brands, LLC
99.7	Security Agreement dated April 28, 2009 in favor of Butte Creek Brands, LLC
99.8	Factoring Agreement dated April 28, 2009

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Golden West Brewing Company, Inc.

Date: May 5, 2009	By: __/s/ John C. Power_______
John C. Power, CEO and Director

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